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Exhibit 99.2

July 15, 2019

Dear Stockholder:

        We are very pleased to inform you that Industrial Property Trust Inc. (IPT), an investment platform sponsored by Black Creek Group, has entered into a definitive merger agreement pursuant to which Prologis, Inc. (NYSE: PLD) will acquire IPT in an all cash deal valued at approximately $3.99 billion, subject to certain transaction costs. The merger will include 100% of IPT's wholly-owned real estate assets, but will exclude IPT's ownership interests in the BTC Portfolio described below. The wholly owned assets represent 37.5 million square feet in 236 properties located across 24 geographical areas and are currently 97% leased.

        IPT also has interests in two build-to-core joint ventures (the BTC Portfolio). IPT's ownership share of the BTC Portfolio's gross real estate was valued at approximately $295 million, at the time of IPT's most recent appraisal as of November 30, 2018. The BTC Portfolio is not part of the merger with Prologis. Combining the consideration to be paid for the merger and the most recent appraised value of the BTC Portfolio, the total gross value, including debt, is approximately $4.3 billion.

Why now?

        We believe this transaction makes sense for our stockholders given the current market environment. It allows our shareholders to realize the value we have created and deliver returns to our stockholders in a timely manner. We continue to believe that the industrial sector is one of the strongest in commercial real estate, with record low vacancies and demand outpacing supply. Given the strength of the sector, not only do we plan to continue to develop and acquire assets for other portfolios we will continue to create products that make sense for investor needs and the market cycle.

How will the transaction work?

        Pursuant to the merger agreement, a subsidiary of Prologis will acquire IPT's wholly-owned portfolio through a merger. Each Class A and Class T share of IPT will automatically be converted into the right to receive a net adjusted amount in cash currently estimated to be approximately $12.18 per share. This is a preliminary estimate and is subjected to final adjustments, as contemplated in the merger related to the BTC Portfolio, and is subject to any withholding required under applicable tax law.

        IPT is currently exploring alternatives for the BTC Portfolio. The determination of the outcome for the BTC Portfolio is expected to be made no later than 30-days from July, 2019 and will be communicated to stockholders in IPT's definitive proxy statement relating to the merger transaction.

What can stockholders expect?

        IPT currently estimates, based on the per share cash consideration to be paid in the merger, that stockholders may receive a net adjusted amount of approximately $12.18 per share as total consideration for their shares. This is a preliminary estimate and is subject to final adjustments as noted above. In addition, based on the prior valuation described above with certain adjustments, the BTC Portfolio value would have been an estimated net $1.08 per share. The actual value will likely differ, perhaps materially, from this estimate based on, among other things, an updated valuation of the BTC Portfolio and potential transaction expenses related to the BTC assets. However, when added to the estimated net per share merger proceeds, this results in a total current estimate of approximately $13.26 in value per share. There can be no assurance regarding the amount of cash that ultimately will be distributed to IPT stockholders in connection with either the merger transaction or the BTC Portfolio.

        Merger proceeds are expected to be disbursed to IPT's stockholders within five business days following closing. Merger proceeds will be sent in accordance with the current instructions for the applicable stockholder's account.

What's next?

        The board of directors of IPT has unanimously approved the merger. The transaction is contingent on the approval by stockholders holding a majority of IPT's outstanding common stock and, subject to the satisfaction or waiver of certain other closing conditions, the transaction currently is expected to close in the fourth quarter of 2019 (but no later than March 31, 2020).

        IPT expects to file with the Securities and Exchange Commission (the SEC) and mail or otherwise provide to its stockholders a proxy statement and other relevant materials, and subsequently hold a meeting of its stockholders to obtain the requisite stockholder approval for the merger transaction. Once we mail the proxy to the stockholders, it is expected that the stockholders will have approximately 30-45 days to review, respond and vote, subject to further extension.

        BEFORE MAKING ANY VOTING DECISION, IPT'S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC OR INCORPORATED BY REFERENCE THEREIN IN CONNECTION WITH THE PROPOSED MERGER (WHICH MAY DIFFER FROM THIS LETTER) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER.

Can I still redeem?

        In connection with this announcement, effective immediately, IPT has suspended both its Share Redemption Program (the SRP) and Distribution Reinvestment Plan (the DRIP). If you are a current participant in the DRIP, a form is available on our website or from your financial advisor which will enable you to provide us information to pay future cash distributions directly to your bank account.

        Upon completion of the merger transaction, IPT will have achieved its stated investment objectives of providing consistent current income and value creation through active asset management of its properties, culminating in a successful liquidity event for its stockholders. We thank you for your support.

Sincerely,

Evan Zucker
Chairman and Director

Additional Information about the Proposed Transaction and Where to Find It

        In connection with the proposed merger, IPT intends to file with the SEC and mail or otherwise provide to its stockholders a proxy statement and other relevant materials, and hold a special meeting of its stockholders to obtain the requisite stockholder approval. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, STOCKHOLDERS OF IPT ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The proxy statement and other relevant materials (when they become available) containing information about the proposed transactions, and any other documents filed by IPT with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov and IPT's website at www.industrialpropertytrust.com. In addition, stockholders may obtain free copies of the proxy statement and other documents filed by IPT with the SEC (when available) by directing a written request to the following address: Industrial Property Trust Inc., Attention: Investor Relations, 518 Seventeenth Street, 17th Floor, Denver, CO 80202.

        IPT, Industrial Property Advisors LLC, IPT's external advisor, and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of IPT in connection with the merger. Information about these persons and their ownership of IPT's common stock is set forth in IPT's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2018, which was filed with the SEC on April 10, 2019. Stockholders may obtain additional information regarding the direct and indirect interests of IPT, Industrial Property Advisors LLC and their respective executive officers and directors in the merger by reading the proxy statement regarding the merger when it becomes available.

Forward-Looking Statements

        This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform of 1995. These forward-looking statements generally can be identified by use of statements that include words such as "intend," "plan," "may," "should," "could," "will," "project," "estimate," "anticipate," "believe," "expect," "continue," "potential," "opportunity" and similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of IPT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors may include, but are not limited to, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the failure of IPT to obtain the requisite vote of stockholders required to consummate the proposed merger or the failure to satisfy the other closing conditions to the merger or any of the other transactions contemplated by the merger agreement; (iii) risks related to disruption of management's attention from IPT's ongoing business operations due to the transaction; (iv) the effect of the announcement of the merger on the ability of IPT to retain key personnel, maintain relationships with its customers and suppliers, and maintain its operating results and business generally; (v) the ability of third parties to fulfill their obligations relating to the proposed transaction, including providing financing under current financial market conditions; (vi) the outcome of any legal proceedings that may be instituted against IPT and others related to the merger agreement; (vii) IPT's ability to effectuate a transaction involving its interest in its unconsolidated joint venture partnerships in accordance with the merger agreement on satisfactory terms or at all; (viii) the risk that the merger, or the other transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all; (ix) the ability of IPT to implement its operating strategy; (x) IPT's ability to manage planned growth; (xi) changes in economic cycles; and (xii) competition within the real estate industry.

        In addition, these forward-looking statements reflect IPT's views as of the date on which such statements were made. IPT anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing IPT 's views as of any date subsequent to the date hereof. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by IPT or any other person that the results or conditions described in such statements or the objectives and plans of IPT will be achieved. Additional factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in IPT's SEC reports, including, but not limited to, the "Risk Factors" section of IPT's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 6, 2019 as amended by IPT's Form 10-K/A filed with the SEC on April 10, 2019, the "Risk Factors" section of subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. IPT expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

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  Exhibit 99.2